                                                                     EXHIBIT 1.1


                                                      Draft of November 21, 1996
                                                      --------------------------



                                5,870,000 Shares

                            COMSTOCK RESOURCES, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                  ________, 1996

SMITH BARNEY INC.
RAYMOND JAMES & ASSOCIATES, INC.
BEAR, STEARNS & CO. INC.
OPPENHEIMER & CO., INC.
RODMAN & RENSHAW, INC.
       As Representatives of the Several Underwriters

c/o    SMITH BARNEY INC.
       388 Greenwich Street
       New York, New York 10013

Dear Sirs:

              Comstock Resources, Inc., a Nevada corporation (the "Company"), proposes to issue and sell an aggregate of 4,000,000 shares of its common stock, $0.50 par value per share, to the several Underwriters named in Schedule II hereto (the "Underwriters") and the persons named in Schedule I hereto (the "Selling Stockholders") propose to sell to the several Underwriters an aggregate of 1,870,000 shares of common stock of the Company. The Company and the Selling Stockholders are hereinafter sometimes referred to as the "Sellers". The Company's common stock, $0.50 par value, is hereinafter referred to as the "Common Stock" and the 4,000,000 shares of Common Stock to be issued and sold to the Underwriters by the Company and the 1,870,000 shares of Common Stock to be sold to the Underwriters by the Selling Stockholders are hereinafter referred to as the "Firm Shares". The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 880,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The Selling Stockholders named in Part A of
Schedule I hereto are hereinafter collectively referred to as the "D&O Selling Stockholders" and the Selling Stockholders named in Part B of Schedule I hereto are hereinafter collectively referred to as the "TCW Selling Stockholders".
The TCW Selling Stockholders named in Section 1. of Part B of Schedule I hereto are hereinafter collectively referred to as the "TCW Fund Selling Stockholders" and the TCW Selling Stockholders named in Section 2. of Part B of Schedule I hereto are hereinafter collectively referred to as the "TCW Managed Selling Stockholders."

              The Company and the Selling Stockholders wish to confirm as follows their respective agreements with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

              1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement, including in each case a registration statement (if any) filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Act. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the





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
Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

              2. Agreements to Sell and Purchase. Subject to such adjustments as you may determine in order to avoid fractional shares, the Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $____________ per Share (the "purchase price per share"), the number of Firm Shares which bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

              Subject to such adjustments as you may determine in order to avoid fractional shares, each Selling Stockholder agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder at the purchase price per share that number of Firm Shares which bears the same proportion to the number of Firm Shares set forth opposite the name of such Selling Stockholder in
Schedule I hereto as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Company and the Selling Stockholders.

              The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 880,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares.





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
              Certificates in transferable form for the Firm Shares which each of the D&O Selling Stockholders agrees to sell pursuant to this Agreement have been placed in custody with Comstock Resources, Inc. (the "D&O Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "D&O Custody Agreement") executed by each of the D&O Selling Stockholders appointing M. Jay Allison and Roland O. Burns as agents and attorneys-in-fact (the "D&O Attorneys-in-Fact"). Each D&O Selling Stockholder agrees that (i) the Firm Shares represented by the certificates held in custody pursuant to the D&O Custody Agreement are subject to the interests of the Underwriters, the Company and each other Selling Stockholder, (ii) the arrangements made by the D&O Selling Stockholders for such custody are, except as specifically provided in the D&O Custody Agreement, irrevocable, and (iii) the obligations of the D&O Selling Stockholders hereunder and under the Custody Agreement shall not be terminated by any act of such D&O Selling Stockholder or by operation of law, whether by the death or incapacity of any D&O Selling Stockholder or the occurrence of any other event. If any D&O Selling Stockholder shall die or be incapacitated or if any other event shall occur before the delivery of the Firm Shares hereunder, certificates for the Firm Shares of such D&O Selling Stockholder shall be delivered to the Underwriters by the D&O Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the D&O Custody Agreement as if such death or incapacity or other event had not occurred, regardless of whether or not the D&O Attorneys-in-Fact or any Underwriter shall have received notice of such death, incapacity or other event. Each Attorney-in-Fact is authorized, on behalf of each of the D&O Selling Stockholders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Firm Shares to be sold hereunder by such D&O Selling Stockholder, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Firm Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by such D&O Selling Stockholder in connection with the sale and public offering of such Firm Shares, to distribute the balance thereof to such D&O Selling Stockholder, and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement. Each D&O Attorney-in-Fact agrees to perform his duties under the D&O Custody Agreement.

              Certificates in transferable form for the Firm Shares which each of the TCW Selling Stockholders agrees to sell pursuant to this Agreement have been placed in custody with the Company (the "TCW Custodian") for delivery under this Agreement pursuant to a Custody Agreement (the "TCW Custody Agreement") executed by each of the TCW Fund Selling Stockholders and by Trust Company of the West or TCW Asset Management Company, as the case may be, in their capacity as custodian, trustee or investment manager (collectively, "TCW"), on behalf of each of the TCW Managed Selling Stockholders, whereby each TCW Fund Selling Stockholder and TCW, on behalf of each of the TCW Managed Selling Stockholders agrees that the Firm Shares represented by the certificates held in custody pursuant to the TCW Custody Agreement are subject to the interests of the Underwriters, the Company and each other Selling Stockholder hereunder.

              3. Terms of Public Offering. The Sellers have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon





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
after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

              4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M.,
New York City time, on            , 1996 (the "Closing Date").  The place of
closing for the Firm Shares and the Closing Date may be varied by agreement among you, the Company, the D&O Attorneys-in-Fact and the TCW Selling Stockholders.

              Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement among you and the Company.

              Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer or certified or official bank check or checks payable in same day funds to the order of the Company, the D&O Attorneys-in-Fact and the TCW Selling Stockholders.

              5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

                     (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.





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
                     (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                     (c) The Company will furnish to you, without charge (i) four signed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (iv) four copies of the exhibits to the Incorporated Documents.

                     (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

                     (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

                     (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the





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
       Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                     (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                     (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section ll(a) of the Act.

                     (i) During the period of three years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission (other than registration statements on Form S-8 or Forms 3,





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
       4 and 5), and (ii) from time to time such other information concerning the Company as you may reasonably request.

                     (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or
       Section 13 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                     (k) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.

                     (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                     (m) Except as provided in this Agreement, the Company will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or grant any options or warrants to purchase Common Stock, for a period of 120 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc., other than shares of Common Stock to be issued as a dividend on the outstanding shares of the Company's Series 1995 Convertible Preferred Stock.

                     (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current executive officers and directors.

                     (o) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                     (p) The Company will use its best efforts to have the shares of Common Stock which it agrees to sell under this Agreement listed, subject to notice of issuance, on the Nasdaq National Market on or before the Closing Date.

              6. Agreements of the Selling Stockholders. Each of the D&O Selling Stockholders, each of the TCW Fund Selling Stockholders and TCW, on behalf of each of the TCW





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
Managed Selling Stockholders, as the case may be, agrees severally and not jointly with the several Underwriters as follows:

                     (a) Such Selling Stockholder will cooperate to the extent necessary to cause the registration statement or any post-effective amendment thereto to become effective at the earliest possible time.

                     (b) Such D&O Selling Stockholder and such TCW Fund Selling Stockholder will pay all Federal and other taxes, if any on the transfer or sale of the Firm Shares being sold by the D&O Selling Stockholder and the TCW Fund Selling Stockholder, as the case may be, to the Underwriters. TCW, on behalf of each of the TCW Managed Selling Stockholders, agrees that the Underwriters will not be held liable for Federal and other taxes, if any, on the transfer or sale of the Firm Shares being sold by TCW, on behalf of the TCW Managed Selling Stockholders, to the Underwriters.

                     (c) Such Selling Stockholder will do or perform all things required to be done or performed by the Selling Stockholder prior to the Closing Date to satisfy all conditions precedent to the delivery of the Firm Shares pursuant to this Agreement.

                     (d) Such Selling Stockholder has executed or will execute a "lock-up" letter as provided in Section 5(n) above and will not sell, contract to sell or otherwise dispose of any Common Stock, except for the sale of Firm Shares to the Underwriters pursuant to this Agreement, prior to the expiration of 120 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc. except as provided in such letter and except that any individual D&O Selling Stockholder may transfer shares of Common Stock to family trusts for estate planning purposes or transfer shares as charitable contributions as long as such family trusts or charities agree in writing to be bound by the terms of the "lock-up" letter.

                     (e) Except as stated in this Agreement and in the Prepricing Prospectus and the Prospectus, such Selling Stockholder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Firm Shares.

                     (f) Such D&O Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations or of any change in information relating to such Selling Stockholder or the Company or any new information relating to the Company or relating to any matter stated in the Prospectus or any amendment or supplement thereto which comes to the attention of such Selling Stockholder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the Act or any other law.

                     (g) Such TCW Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in information relating to such TCW Selling Stockholder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the Act or any other law.

              7. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                     (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                     (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

                     (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                     (d) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the registration statement and the prospectus.

                     (e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

                     (f) All the Company's subsidiaries (collectively, the "Subsidiaries") are listed in an exhibit to the Company's Annual Report on Form 10-K which is incorporated by reference into the Registration Statement. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

                     (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

                     (h) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

                     (i) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby
       (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or
       (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                     (j) The accountants, Arthur Andersen LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

                     (k) Lee Keeling and Associates, Inc. are independent petroleum consultants with respect to the Company and the Subsidiaries.

                     (l) The consolidated historical and pro forma financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply as to form in all material respects with the requirements of the Act. Such historical financial statements present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. Such pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by the Prospectus and this Agreement. The other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

                     (m) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

                     (n) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company and the Subsidiaries taken as a whole, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                     (o) The Company and each of the Subsidiaries has (i) generally satisfactory title to all its interests in its oil and gas properties, title investigations having been carried out by the Company and each of the Subsidiaries in accordance with the general practice in the oil and gas industry, (ii) good and marketable title in fee simple to all other real property owned by it and (iii) good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests, subleases and defects except such as are described in the Registration Statement or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings of the Company and the Subsidiaries.

                     (p) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

                     (q) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

                     (r) None of the Company or the Subsidiaries has violated any environmental safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease and operate their respective properties and to conduct their business in the manner described in the Prospectus as amended or supplemented, is violating any terms and conditions of any such permit, license or approval or has permitted to occur any event that allows, or after notice or lapse of time would allow, revocation or termination of any such permit, license or approval or result in any other impairment of their rights thereunder, which in each case would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                     (s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                     (t) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                     (u) The Company and each of the Subsidiaries have filed all material tax returns required to be filed, which returns are complete and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

                     (v) Except as disclosed in the Registration Statement, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

                     (w) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

                     8. Representations and Warranties of the Selling Stockholders. Each D&O Selling Stockholder, each TCW Fund Selling Stockholder and TCW, with respect to each of the TCW Managed Selling Stockholders, as the case may be, represents and warrants severally and not jointly to each Underwriter that:

                     (a) Such Selling Stockholder now has, and on the Closing Date will have, good title to the Firm Shares to be sold by such Selling Stockholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer.

                     (b) Such D&O Selling Stockholder and such TCW Fund Selling Stockholder and TCW, on behalf of such TCW Managed Selling Stockhoder, now has, and on the Closing Date will have, full legal right, power and authorization, and any approval required by law, to sell, assign transfer and deliver such Firm Shares in the manner provided in this Agreement, and upon delivery of and payment for such Firm Shares hereunder, the several Underwriters will acquire good title to such Shares free and clear of any lien, claim, security interest, or other encumbrance.

                     (c) This Agreement and the D&O Custody Agreement or the TCW Custody Agreement, as the case may be, have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and are the valid and binding agreements of such D&O Selling Stockholder and such TCW Fund Selling Stockholder and TCW, on behalf of such TCW Managed Selling Stockhoder, enforceable against such D&O Selling Stockholder and such TCW Fund Selling Stockholder and TCW, on behalf of such TCW Managed Selling Stockhoder, in accordance with their terms.

                     (d) Neither the execution and delivery of this Agreement or the D&O Custody Agreement or the TCW Custody Agreement, as the case may be, by or on behalf of such D&O Selling Stockholder or such TCW Fund Selling Stockholder nor the consummation of the transactions herein or therein contemplated by or on behalf of such D&O Selling Stockholder or such TCW Fund Selling Stockholder requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) or conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which such D&O Selling Stockholder or such TCW Fund Selling Stockholder is a party or by which such D&O Selling Stockholder or such TCW Fund Selling Stockholder is or may be bound or to which any of such D&O Selling Stockholder's or such TCW Fund Selling Stockholder's property or assets is subject, nor will such action result in any violation of the certificate or articles of incorporation or bylaws or other organizational instrument of such D&O Selling Stockholder or such TCW Fund Selling Stockholder, if applicable, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such D&O Selling Stockholder or such TCW Fund Selling Stockholder or to any property or assets of such D&O Selling Stockholder or such TCW Fund Selling Stockholder.

                     (e) Neither the execution and delivery of this Agreement or the TCW Custody Agreement by TCW on behalf of such TCW Managed Selling Stockholder nor the consummation of the transactions herein or therein contemplated by TCW on behalf of such TCW Managed Selling Stockholder requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) or conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which TCW is a party or by which TCW is or may be bound or to which any of TCW's property or assets is subject, nor will such action result in any violation of the certificate or articles of incorporation or bylaws or other organizational instrument of TCW, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to TCW or to any property or assets of TCW.

                     (f) The Registration Statement and the Prospectus, insofar as they relate to such Selling Stockholder, do not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                     (g) Such D&O Selling Stockholder does not have any knowledge or any reason to believe that the Registration Statement or the Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                     (h) Such Selling Stockholder is not prompted to sell the Shares to be sold by such Selling Stockholder hereunder by any information concerning the Company or any Subsidiary which is not set forth in the Prospectus.

                     (i) The representations and warranties of such Selling Stockholder in the D&O Custody Agreement or the TCW Custody Agreement, as the case may be, are, and on the Closing Date will be, true and correct.

                     (j) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Firm Shares, except for the lock-up arrangements described in the Prospectus.

              9.     Indemnification and Contribution.

                     (a) The Company and each D&O Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of
       Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending; provided further that each D&O Selling Stockholder's aggregate liability under this Section 9(a) shall be limited to an amount equal to the proceeds (after deducting Underwriter's discount but before deducting expenses) received by such D&O Selling Stockholder from the sale of Firm Shares pursuant to this Agreement. The foregoing indemnity agreement shall be in addition to any liability which the Company or any D&O Selling Stockholder may otherwise have.

              Notwithstanding the joint and several nature of the obligations of the Company and the D&O Selling Stockholders under this Section 9(a), the Underwriters agree that, in the case of any loss, claim, damage, liability or expense for which they may claim indemnification hereunder, they will not seek to enforce their right of indemnification against the D&O Selling Stockholders unless (i) the Underwriters shall have first delivered a written demand for indemnification to the Company (to the extent that such a written demand is permitted to be delivered under applicable law and it is reasonably practicable for the Underwriters to deliver the same) and (ii) at any time after the expiration of 60 days following the delivery of such notice, the Company shall have failed or refused to comply with any of its obligations in respect of the right of indemnification granted to the Underwriters hereunder insofar as it applies to any loss, claim, damage, liability or expense to which such written demand relates; provided, however, that the provisions of this paragraph shall not prohibit (a) the delivery to the D&O Selling Stockholders of a notice of commencement of any action or a notice of assertion of any claim, including any notice contemplated by Section 9(b) hereof or (b) the taking of any other action (including, but not limited to, the commencement of any action against, or the service of process on, the D&O Selling Stockholders) that is necessary, in the judgment of the Underwriters based on the advice of their counsel, to preserve or protect the right of indemnification granted by the D&O Selling Stockholders to the Underwriters in respect of any loss, claim, damage, liability or expense (including, but not limited to, any action required as a result of the application of any period of limitations or repose or any procedural or other rules relating to the joinder of necessary parties) in the event that the Company fails to observe or comply with any of its obligations in respect thereof.

                     (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or any Selling Stockholder, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying parties and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                     (c) Each TCW Fund Selling Stockholder and TCW, with respect to each TCW Managed Selling Stockholder, agrees, severally and not jointly, to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of
       Section 15 of the Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company and the D&O Selling Stockholders to each Underwriter, but only with respect to the information furnished in writing by or on behalf of such TCW Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. Notwithstanding the foregoing, (i) each TCW Fund Selling Stockholder's aggregate liability under this Section 9(c) shall be limited to an amount equal to the proceeds (after deducting Underwriter's discount but before deducting expenses) received by such TCW Fund Selling Stockholder from the sale of Firm Shares pursuant to this Agreement and (ii) TCW's aggregate liability for each TCW Managed Selling Stockholder under this Section 9(c) shall be limited to an amount equal to the proceeds (after deducting Underwriter's discount but before deducting expenses) received by such TCW Managed Selling Stockholder from the sale of Firm Shares pursuant to this Agreement. If any action, suit or proceeding shall be brought against any Underwriter, any such controlling person of any Underwriter, the Company, any of its directors, any such officer, or any such controlling person of the Company, based on the Registration Statement, the Prospectus or any Prepricing Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against any TCW Fund Selling Stockholder or TCW, with respect to any TCW Managed Selling Stockholder, pursuant to this paragraph (c), such TCW Selling Stockholder or TCW, with respect to any TCW Managed Selling Stockholder, as the case may be, shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such TCW Selling Stockholder or TCW, with respect to any TCW Managed Selling Stockholder, as the case may be, shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such TCW Selling Stockholder's or TCW's, with respect to any TCW Managed Selling Stockholder, as the case may be, expense), and each Underwriter, each such controlling person of any Underwriter, the Company, its directors, any such officer, and any such controlling person of the Company shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any TCW Selling Stockholder may otherwise have.

                     (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Selling Stockholder, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any Selling Stockholder, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (d), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, the Selling Stockholders, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which any Underwriter may otherwise have.

                     (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a), (c) or
       (d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, the Selling Stockholders or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Stockholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. TCW will contribute any and all amounts due by any TCW Managed Selling Stockholder pursuant to this Section 9(e).

                     (f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder (nor TCW, on behalf of the TCW Managed Stockholders) shall be required to contribute any amount in excess of the proceeds (after deducting Underwriter's discount but before deducting expenses) received by such Selling Stockholder from the sale of Firm Shares pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint. The TCW Selling Stockholders' and TCW's, on behalf of any TCW Managed Selling Stockholder, obligations to contribute pursuant to this Section 9 are several in the same proportion as the number of Firm Shares sold by them hereunder bear to the total number of Shares sold hereunder and are not joint.

                     (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                     (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or the Selling Stockholders or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, or to any Selling Stockholder or any person controlling any Selling Stockholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

              10. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                     (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

                     (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company or any Selling Stockholder which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially adversely affect the market for the Shares.

                     (c) You shall have received on the Closing Date, an opinion of Locke Purnell Rain Harrell (A Professional Corporation), counsel for the Company and the D&O Selling Stockholders, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                            (i)    The Company is a corporation duly
              incorporated and validly existing in good standing under the laws of the State of Nevada with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole;

                            (ii) Each of the Subsidiaries is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, to the best knowledge of such counsel free and clear of any security interest, lien, adverse claim, equity or other encumbrance except as disclosed in the Registration Statement;

                            (iii) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                            (iv) All the shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, have been duly authorized and validly issued, and are fully paid and nonassessable;

                            (v) The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive, or to the best knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company;

                            (vi) The form of certificates for the Shares conforms to the requirements of the General Corporation Law of the State of Nevada;

                            (vii)  The Registration Statement and all
              post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                            (viii) The Company has corporate power and
              authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein;

                            (ix) This Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                            (x) To the best of such counsel's knowledge, neither the Company nor any of the Subsidiaries is in violation of its respective certificate or articles of incorporation or bylaws, or other organizational documents, or is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectus;

                            (xi) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement or to any Incorporated Document, or is otherwise known to such counsel to be material to the Company and the Subsidiaries taken as a whole (collectively the "Material Agreements") or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries under such Material Agreements in each case except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not have a Material Adverse Effect, nor will any such action result in any violation of the provisions of the certificate or articles of incorporation or bylaws of the Company or any of the Subsidiaries or of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel, applicable to the Company, the Subsidiaries or any of their respective properties;

                            (xii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act and the Exchange Act, the Nasdaq National Market listing and filings with the National Association of Securities Dealers, Inc. or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters as contemplated by this Agreement;

                            (xiii) The Registration Statement and the
              Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data and reports included therein or omitted therefrom, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;

                            (xiv) Each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical data and reports included therein or omitted therefrom, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

                            (xv) To the best knowledge of such counsel, (A) other than as described or contemplated in the Registration Statement or Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be;

                            (xvi) To the best knowledge of such counsel, neither the Company nor any of the Subsidiaries is in violation of any law (including, without limitation, any Environmental Laws), ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries except for such violations which in the aggregate would not have a Material Adverse Effect;

                            (xvii) To the best knowledge of such counsel, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company except as disclosed in the Registration Statement.

                            (xviii) The statements in the Registration
              Statement and Prospectus under the captions "Risk Factors - Government Regulation," "Business and Properties - Regulation," and "Description of Capital Stock," insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown;

                            (xix) This Agreement and the D&O Custody Agreement have each been duly executed and delivered by or on behalf of each of the D&O Selling Stockholders and are valid and binding agreements of each D&O Selling Stockholder enforceable against each D&O Selling Stockholder in accordance with their terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the D&O Selling Stockholder's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                            (xx) To the knowledge of such counsel, each D&O Selling Stockholder has full power and authorization, and any approval required by law, to sell, assign, transfer and deliver good title to the Firm Shares which such D&O Selling Stockholder has agreed to sell pursuant to this Agreement;

                            (xxi)  To the knowledge of such counsel, the
              execution and delivery of this Agreement and the D&O Custody Agreement by the D&O Selling Stockholders and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any agreement, indenture, mortgage or other instrument to which any D&O Selling Stockholder is a party or by which any of them or any of their assets or property is bound, or any court order or decree or any law, rule, or regulation applicable to any D&O Selling Stockholder or to any of the property or assets of any D&O Selling Stockholder;

                            (xxii) Upon delivery of the Firm Shares by the D&O
              Selling Stockholders pursuant to this Agreement and payment therefor as contemplated herein the Underwriters will acquire good title to such Firm Shares free and clear of any lien, claim, security interest, or other encumbrance, restriction on transfer or other defect in title; and

                           (xxiii) Although counsel has not undertaken, except
              as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data and reports included in or
              omitted from the  Registration Statement or the   Prospectus or
              any Incorporated Document).

              In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the States of New York, Delaware or Texas, provided that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

                     (d) You shall have received on the Closing Date, an opinion of Mohan V. Phansalkar, Vice President and Associate General Counsel of TCW, counsel for the TCW Selling Stockholders, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                            (i) This Agreement and the TCW Custody Agreement have each been duly executed and delivered by or on behalf of each of the TCW Fund Selling Stockholders and are valid and binding obligations of each TCW Fund Selling Stockholder; this Agreement and the TCW Custody Agreement have each been duly executed and delivered by TCW, on behalf of each of the TCW Managed Selling Stockholders, and is the valid and binding obligation of TCW;

                            (ii) Each TCW Fund Selling Stockholder has full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver good title to the Firm Shares which such TCW Fund Selling Stockholder has agreed to sell pursuant to this Agreement; TCW has full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver good title to the Firm Shares which TCW has agreed shall be sold by the TCW Managed Selling Stockholders pursuant to this Agreement;

                            (iii) The execution and delivery of this Agreement and the TCW Custody Agreement by the TCW Fund Selling Stockholders and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any agreement, indenture, mortgage or other instrument known to such counsel to which any TCW Fund Selling Stockholder is a party or by which any of them or any of their assets or property is bound; nor will any such action result in any violation of the certificate or articles of incorporation or bylaws or other organizational instrument of any of the TCW Fund Selling Stockholders, if applicable, or any court order or decree known to such counsel, or any law, rule, or regulation applicable to any TCW Fund Selling Stockholder or to any of the property or assets of any TCW Fund Selling Stockholder;

                            (iv) The execution and delivery of this Agreement and the TCW Custody Agreement by TCW, with respect to the TCW Managed Selling Stockholders, and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any agreement, indenture, mortgage or other instrument known to such counsel to which TCW is a party or by which it or any of its assets or property is bound; nor will any such action result in any violation of the certificate or articles of incorporation or bylaws or other organizational instrument of TCW, or any court order or decree known to such counsel, or any law, rule, or regulation applicable to TCW or to any of the property or assets of any TCW; and

                            (v) In rendering his opinion as aforesaid, counsel may rely upon an opinion or opinions, dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the States of New York and California, provided that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

                     (e) You shall have received on the Closing Date, an opinion of Milbank, Tweed, Hadley & McCloy, counsel for the TCW Selling Stockholders, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                            (i) Upon delivery of the Firm Shares to be sold by the TCW Selling Stockholders with all necessary endorsements in accordance with the terms of this Agreement, and assuming the Underwriters are acquiring such Firm Shares in good faith without notice of any adverse claim, the Underwriters will be the owners of such Firm Shares, free and clear of any adverse claim.

              In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the States of New York and California, provided that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

                     (f) You shall have received on the Closing Date an opinion of Baker & Botts, L.L.P., counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the matters referred to in clauses (v) (solely as to preemptive rights arising by operation of law or under the charter or by-laws of the Company), (vii), (ix), (xiii) and (xxiii) (exclusive of the Incorporated Documents) of the foregoing paragraph (c) and such other related matters as you may request.

                     (g) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Arthur Andersen LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                     (h) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date;
       (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(h) and in
       Section 10(i) hereof.

                     (i) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                     (j) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by or on behalf of the Selling Stockholders to the effect set forth in this Section 10(j) and in Section 10(k) hereof.

                     (k) The Selling Stockholders shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

                     (l) Prior to the Closing Date the shares of Common Stock which the Company agrees to sell pursuant to this Agreement shall have been listed, subject to notice of issuance, on the Nasdaq National Market (the "NMS Listing").

                     (m) You shall have received a letter addressed to you and dated the date hereof from Lee Keeling and Associates, Inc., independent petroleum consultants, substantially in the form heretofore approved by you.

                     (n) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

              All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you.

              Any certificate or document signed by any officer of the Company or any Attorney-in-Fact or any Selling Stockholder and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company, the Selling Stockholders or the particular Selling Stockholder, as the case may be, to each Underwriter as to the statements made therein.

              The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (i) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) and (e) shall be revised to reflect the sale of Additional Shares.

              11. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it and the Selling Stockholders of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the NMS Listing of the Shares; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders.

              12. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement
is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company and the Selling Stockholders.

              If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with
Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule II hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

              Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

              13. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or any Selling Stockholder, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Texas shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

              14. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization and passive market making legends on the inside cover page, and the statements in the first, third and sixth paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 7(b) and 9 hereof.

              15. Information Furnished by the TCW Selling Stockholders. The information set forth under the captions (i) "Pro Forma Financial Information - Preferred Stock Conversions" relating to the conversion of the Company's Series 1995 Convertible Preferred Stock and (ii) "Principal and Selling Stockholders" relating to the TCW Selling Stockholders in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the TCW Selling Stockholders as such information is referred to in Sections 6, 8 and 9 hereof.

              16. Miscellaneous. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at Comstock Resources, Inc., 5005 LBJ Freeway, Suite 1000, Dallas, Texas 75244, Attention: M. Jay Allison, President and Chief Executive Officer; (ii) if to the D&O Selling Stockholders, at Comstock Resources, Inc., 5005 LBJ Freeway, Suite 1000, Dallas, Texas 75244, Attention: M. Jay Allison, President and Chief Executive Officer; or (iii) if to the TCW Selling Stockholders, at Trust Company of the West, 865 South Figueroa, Suite 1800, Los Angeles, California 90017, Attention: Arthur R. Carlson or Thomas F. Mehlberg; or (iv) if to you, as Representatives of the several Underwriters, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention:
Manager, Investment Banking Division.

              This Agreement has been and is made solely for the benefit of the several Underwriters, the Selling Stockholders, the Company, its directors and officers, and the other controlling persons referred to in Section 9 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

              17. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

              This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

              Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.


                                   Very truly yours,

                                   COMSTOCK RESOURCES, INC.


                                   By:
                                      -----------------------------------------
                                      M. Jay Allison
                                      President, Chief Executive
                                      Officer and Director

                                   Each of the D&O Selling Stockholders named in Schedule I hereto


                                   By:
                                      -----------------------------------------
                                      Attorney-in-Fact


                                   By:
                                      -----------------------------------------
                                      Attorney-in-Fact

                                   Each of the TCW Selling Stockholders named in Schedule I hereto

                                   TRUST COMPANY OF THE WEST, a California
                                   trust company, as Trustee of TCW Debt and Royalty Fund IVA


                                   By:
                                      -----------------------------------------
                                      Thomas F. Mehlberg
                                      Managing Director

                                   TRUST COMPANY OF THE WEST, a California
                                   trust company, in its capacities as
                                   Investment Manager pursuant to the
                                   Investment Management Agreement dated as of June 6, 1988 between General Mills, Inc. and the Trust Company of the West and as Custodian pursuant to the Custody Agreement dated as of February 6, 1989 among General Mills, Inc., the Trust Company of the West and State Street Bank and Trust Company, as trustee



                                   By:
                                      ------------------------------------------
                                      Thomas F. Mehlberg
                                      Managing Director


                                   TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager pursuant to the Investment Management and Custody Agreement dated as of June 1, 1993 with The Trustees of Columbia University in the City of New York and Trust Company of the West


                                   By:
                                      ------------------------------------------
                                      Thomas F. Mehlberg
                                      Managing Director


                                   TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager pursuant to the Investment Management Agreement dated as of March 1, 1993 with The Board of Trustees of the Leland Stanford Junior University


                                   By:
                                      ------------------------------------------
                                      Thomas F. Mehlberg
                                      Managing Director

                                   TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under the Investment Management Agreement dated as of June 8, 1993 between the Searle Trusts Limited Partnership X, Harris Trust and Savings Bank and TCW Asset Management Company


                                   By:
                                      ------------------------------------------
                                      Thomas F. Mehlberg
                                      Managing Director


                                   TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under the Investment Management Agreement dated as of June 8, 1993, between the John G. Searle Charitable Trusts Partnership, Harris Trust and Savings Bank and TCW Asset Management Company


                                   By:
                                      ------------------------------------------
                                      Thomas F. Mehlberg
                                      Managing Director


                                   TCW ASSET MANAGEMENT COMPANY, a California corporation, as Investment Manager under the Investment Management Agreement dated as of December 31, 1993 with Delta Air Lines, Inc.


                                   By:
                                      ------------------------------------------
                                      Thomas F. Mehlberg
                                      Managing Director

                                   TCW DEBT AND ROYALTY FUND IVB, a California
                                   Limited Partnership

                                   By: TCW Asset Management Company, a
                                       California corporation, General
                                       Partner


                                       By:
                                          --------------------------------------
                                          Thomas F. Mehlberg
                                          Managing Director


                                   TCW DEBT AND ROYALTY FUND IVC, California
                                   Limited Partnership

                                   By: TCW Asset Management Company, a
                                       California corporation, General
                                       Partner


                                       By:
                                          --------------------------------------
                                          Thomas F. Mehlberg
                                          Managing Director

                                   TRUST COMPANY OF THE WEST, as Custodian
                                   pursuant to the Investment Management and Custody Agreement dated as of April 26, 1994 among The City and County Employees' Retirement System of San Francisco, TCW Asset Management Company and Trust Company of the West


                                   By:
                                      ------------------------------------------
                                      Thomas F. Mehlberg
                                      Managing Director

Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule II
hereto.

SMITH BARNEY INC.
RAYMOND JAMES & ASSOCIATES, INC.
BEAR, STEARNS & CO. INC.
OPPENHEIMER & CO., INC.
RODMAN & RENSHAW, INC.
As Representatives of the Several Underwriters

By:  SMITH BARNEY INC.


By:
   ----------------------------------------------
   Managing Director

                                   SCHEDULE I

                            COMSTOCK RESOURCES, INC.

                                                                                                  Number of
 PART A - D&O SELLING STOCKHOLDERS                                                               Firm Shares
 ---------------------------------                                                               -----------
         M. Jay Allison  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           153,239
         Roland O. Burns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            30,000
         Franklin B. Leonard . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            50,000
         Harold R. Logan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            65,000
         Cecil E. Martin, Jr.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            60,000

 PART B - TCW SELLING STOCKHOLDERS

     Section 1.  TCW Fund Selling Stockholders

         Trust Company of the West, as Trustee of the TCW Debt and Royalty
                Fund IVA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            99,828
         Trust Company of the West, as Custodial Agent for TCW Debt and
                Royalty Fund IVC   . . . . . . . . . . . . . . . . . . . . . . . . . . .           115,232
         Trust Company of the West, as Custodial Agent for TCW Debt and
                Royalty Fund IVB   . . . . . . . . . . . . . . . . . . . . . . . . . . .           266,708

     Section 2.  TCW Managed Selling Stockholders

         Harris Trust and Savings Bank, as Custodian for the Searle Trusts Limited
                Partnership X  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            83,190
         Harris Trust and Savings Bank, as Custodian for the John G. Searle
                Charitable Trusts Partnership . . . .                                               33,276
         Trust Company of the West, as Custodian for Columbia University . . . . . . . .           166,379
         The Chase Manhattan Bank, as Custodian for The Trustees of The Leland
                Stanford Junior University . . . . . . . . . . . . . . . . . . . . . . .           166,380
         Trust Company of the West, as Custodian for the City and County
                Employees Retirement System of San Francisco . . . . . . . . . . . . . .            38,026
         Trust Company of the West, as Investment Manager for General
                Mills, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           476,190
         Harris Trust and Savings Bank, as Trustee for Delta Air Lines, Inc. . . . . . .            66,552
                                                                                                 ---------
                Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1,870,000
                                                                                                 =========

                                  SCHEDULE II

                            COMSTOCK RESOURCES, INC.

                                                                                                 Number of
                                                                                                Firm Shares
                                                                                                -----------
 Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Raymond James & Associates, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Oppenheimer & Co., Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 Rodman & Renshaw, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .





                                                                                                   ---------
                Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5,870,000
                                                                                                   =========





                                      II-1